Exhibit 10.2

ADAMS PROPERTIES
3420-H W. Macarthur Blvd.
Santa Ana, CA. 92704
Phone: 714-957-8888    Fax: 714-957-0416
ShaunaNels@aolcorn

May 28, 2009

WeCoSign Inc.
3400-I W. Macarthur Blvd.
Santa Ma, CA 92704

LEASE RENEWAL

This letter, when signed by both parties, will serve as a lease renewal on the unit you lease from us at 3400-I W. Macarthur BI., Santa Ana, California, and located within the MacArthur/Susan Industrial Park.

All terms and conditions of the original lease, dated June 1, 2008 will prevail during the term of this lease renewal with the exception that the new rental rate will be $1200.00 (same) effective June 1, 2009.

The term of this renewal will be one year commencing on June 1, 2009 and expiring on May 31, 2010. (Rent will be due on the first day of each month)

Lessee agrees to deposit with Lessor and additional (0) which will make the amount on deposit with Lessor the sum of $1200.00 (see addendum to lease regarding security deposits. )

Lessee agrees to pay an additional 10% late charge if rent is not paid within 5 days of due date.

Please sign and return to the leasing office. If you should need a copy one can be provided for you.